MASTR 04-11

Paydown Rules

Group 1:

Pay ALR and AUR pro rata, until retired;

Pay 1A1, until retired;

Group 2:

Pay 2A1, until retired;

Group 3:

Pay 3A1, until retired;

Group 4:

1) Pay 4A4 and 4A5 pro rata, the NAS Principal Distribution Amount until retired;

2) Pay sequentially 4A1, 4A2, 4A3 in that order until retired.

3) Pay 4A4 and 4A5 pro rata, until retired.

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the scheduled principal amount and the NAS percent times the NAS prepay shift of the unscheduled principal amount.  The NAS percent will be zero for the first five years and thereafter will be equal to the (NAS) divided by the balance of the ALL Certificates.  The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Group 5:

1) Pay 5A5, the NAS Principal Distribution Amount until retired;

2) Pay 5A1 and 5A2 pro rata, until retired.

3) Pay sequentially, 5A3 then 5A4 until retired.

4) Pay 5A5, until retired.

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the scheduled principal amount and the NAS percent times the NAS prepay shift of the unscheduled principal amount.  The NAS percent will be zero for the first five years and thereafter will be equal to the (NAS) divided by the balance of the ALL Certificates.  The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Retail Classes - 4A2, 4A3, 5A3, 5A4.

Super Senior Classes - 4A2, 4A4.

Senior Support Component Mezzanine Nas Bonds -

4A5A

500,000.00 supports 4A4,

4A5B

391,000.00 supports 4A2.